UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024
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Vacasa, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41130 (Commission File Number)	87-1995316 (I.R.S. Employer Identification No.)
850 NW 13th Avenue Portland, OR 97209
(Address of principal executive offices) (Zip Code)
(503) 946-3650
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On October 25, 2024, Vacasa Holdings LLC (“Holdings”) and its wholly owned subsidiary V-Revolver Sub LLC (the “Borrower”), subsidiaries of Vacasa, Inc. (the “Company”), entered into Amendment No. 3 (the “Amendment”) to the revolving credit agreement, dated as of October 7, 2021 (as amended, the “Credit Agreement”), among Holdings, the Borrower, each lender party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank, which provides for borrowings under a senior secured revolving credit facility (the “Revolving Credit Facility”) that may be borrowed and repaid from time to time.

The Amendment, among other things, amended the minimum amount of consolidated revenue and the compliance thresholds that are measured on a trailing four-quarter basis, as of the last date of each fiscal quarter, that the Borrower and its restricted subsidiaries are required to achieve if the aggregate principal amount of outstanding borrowings under the Revolving Credit Facility and letters of credit (excluding undrawn amounts under any letters of credit in an aggregate face amount of up to $20.0 million and letters of credit that have been cash collateralized) exceeds 35% of the then-outstanding revolving commitments. Subsequent to the Amendment, any borrowings under the Revolving Credit Facility are subject to amended interest rates, determined as follows:

•Alternate Base Rate ("ABR") borrowings accrue interest at a rate per annum equal to the ABR plus a margin of 2.50%. The ABR is equal to the greatest of (i) the Prime Rate, (ii) the New York Federal Reserve Bank Rate plus 0.50%, and (iii) the Adjusted Term Secured Overnight Financing Rate (“SOFR”) for a one month interest period plus 1.00%.

•Term SOFR borrowings accrue interest at a rate per annum equal to the Adjusted Term SOFR plus a margin of 3.50%. Adjusted Term SOFR means, for any interest period, an interest rate per annum equal to (a) the Term SOFR for such interest period.

Additionally, the Amendment also amended certain other provisions of the Credit Agreement, as more fully set forth in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In addition, on October 25, 2024, Holdings and the Borrower entered into Amendment No. 1 (the “NPA Amendment”) to the note purchase agreement, dated as of August 7, 2024 (as amended, the “Note Purchase Agreement”), among the Company, Holdings, Borrower, the purchasers party thereto from time to time, and Acquiom Agency Services LLC, in its capacities as administrative agent and collateral agent. The amendments made under the DK Amendment were made to conform the terms of the Note Purchase Agreement to the Amendment, to the extent they apply to the Note Purchase Agreement.

The foregoing description of the NPA Amendment does not purport to be complete and is qualified in its entirety by reference to the NPA Amendment, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d): Exhibits:

Exhibit No.	Description
4.1
Amendment No. 1, dated as of October 25, 2024, to the Note Purchase Agreement, dated as of August 7, 2024, among Vacasa Holdings LLC, V-Revolver Sub LLC, each purchaser party thereto and Acquiom Agency Services LLC, as administrative agent and collateral agent.

10.1
Amendment No. 3, dated as of October 25, 2024, to the Credit Agreement, dated as of October 7, 2021, among Vacasa Holdings LLC, V-Revolver Sub LLC, each lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of such omitted documents to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

By:	/s/ Robert Greyber
Name:	Robert Greyber
Title:	Chief Executive Officer

Date: October 31, 2024